Shareholder Proxy Voting Information (Unaudited)


  On May 27, 2004, EGF shareholders voted on the change in control of the Adviser whereby the MONY Group Inc. agreed to be acquired by AXA Financial, Inc. and also new Subadviser agreements for Boston Advisors, Inc. and MONY Capital Management, Inc. as follows:


 To approve a new investment advisory agreement between EGF, on behalf of each Fund, and Enterprise Capital Management, Inc. ("Enterprise Capital"), the terms of which are substantially similar to the existing investment advisory agreement with Enterprise Capital.


Fund
Votes for
Votes
Against
Votes
Abstained

Votes
Withheld
Multi-Cap Growth
9,022,968.911
67,931.837
78,372.057
4,596,834.361
Small Company Growth
2,364,449.890
33,428.186
33,075.650
1,941,226.784
Small Company Value
42,832,945.526
153,557.237
300,137.684
17,603,856.918
Capital Appreciation
4,711,973.541
39,291.386
72,693.271
4,191,019.475
Deep Value
1,885,019.580
5,616.777
26,846.869
1,805,933.937
Equity
20,131,574.884
103,198.126
135,493.791
9,352,033.765
Equity Income
2,807,182.335
37,086.390
49,784.867
2,326,778.666
Growth
73,653,126.182
247,820.998
474,285.409
34,235,897.869
Growth and Income
2,968,343.205
16,756.580
31,390.957
2,901,415.906
International Growth
3,062,753.664
18,906.966
15,228.486
2,971,483.711
Global Financial Services
2,864,658.716
9,036.499
14,051.695
1,906,901.145
Global Socially Responsive
679,443.984
2,033.545
4,741.326
261,862.833
Mergers and Acquisitions
16,089,490.335
18,448.881
154,490.586
2,346,582.006
Technology
5,299,707.875
38,967.726
47,275.268
4,237,631.73
Managed
9,901,030.269
174,826.152
254,916.410
9,287,029.521
Strategic Allocation
2,532,470.133
6,309.346
49,268.865
1,190,923.08
Government Securities
10,781,216.020
62,730.550
119,467.275
7,871,173.56
High-Yield Bond
19,654,899.449
68,104.739
273,002.253
8,588,204.163
Short Duration Bond
1,729,041.327
8,665.697
3,849.308
1,018,701.376
Tax-Exempt Income
1,270,703.731
20,891.432
22,152.122
1,092,802.197
Total Return
5,239,268.989
16,931.191
48,932.903
2,969,886.135
Money Market
308,098,141.115
1,738,461.480
2,721,803.375
89,343,438.568



To approve a new sub-advisory agreement
among EGF, on behalf of the Equity Income
Fund, Enterprise Capital and Boston
Advisors, Inc., the terms of
which are substantially similar to the
 existing sub-advisory agreement.


Fund
Votes for
Votes
Against
Votes
Abstained

Votes
Withheld
Equity Income
2,808,588.981
37,379.114
48,085.497
2,326,778.666





To approve a new sub-advisory
 agreement among EGF, on behalf
of the Short Duration Bond Fund,
 Enterprise Capital and MONY
Capital Management, Inc.,
the terms of which are substantially
similar to the existing sub-advisory agreement.



Fund
Votes for
Votes
Against
Votes
Abstained

Votes
Withheld
Short Duration Bond
1,729,184.948
8,665.697
3,705.687
1,018,701.376